Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following tables set forth unaudited pro forma condensed combined financial information of Emmis Communications Corporation (“Emmis” or the “Company”) and Lencore Acoustics Corporation (“Lencore”). The unaudited pro forma condensed combined financial statements consist of an unaudited pro forma condensed combined balance sheet as of November 30, 2019, and unaudited pro forma condensed combined statements of operations for the year ended February 28, 2019, and nine months ended November 30, 2019. As Emmis reports on a fiscal year ending in February and Lencore has historically reported on a calendar year, Lencore’s balance sheet as of September 30, 2019 is being used for the pro forma condensed combined balance sheet as of November 30, 2019.  Similarly, Lencore’s statements of operations for the year and nine months ended December 31, 2018 and September 30, 2019, respectively, are being used for the pro forma condensed combined statements of operations for the year ended February 28, 2019 and nine months ended November 30, 2019, respectively.

In management's opinion, the unaudited pro forma condensed combined financial statements reflect certain adjustments that are necessary to present fairly our unaudited pro forma condensed combined results of operations and our unaudited pro forma condensed combined balance sheet as of and for the periods indicated. The pro forma adjustments give effect to events that are (i) directly attributable to the transactions described below, (ii) factually supportable, and, (iii) with respect to the statement of operations, expected to have a continuing impact on us. The pro forma adjustments are based on assumptions that management believes are reasonable given the best information currently available.

The unaudited pro forma condensed combined financial statements are for illustrative and informational purposes only and are not intended to represent what our results of operations or financial position would have been had the transactions described below actually occurred as of the dates indicated. The unaudited pro forma condensed combined financial statements also should not be considered indicative of our future results of operations or financial position.  Our actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements give effect to the acquisition of the sound masking business of Lencore for $75.1 million in cash, plus transaction fees and expenses of $3.1 million, (the “Lencore Transaction”) as if it had occurred on November 30, 2019 for the unaudited pro forma condensed combined balance sheet and on March 1, 2018 for the pro forma condensed combined statements of operations. The pro forma condensed combined financial statements also give effect to the step up to fair value of the assets acquired as part of the transaction.

The unaudited pro forma condensed combined statement of operations for the year ended February 28, 2019 gives effect to the disposition of our 50.1% ownership interest in Emmis Austin Radio Broadcasting Company, L.P. (the “Austin Partnership”) and a controlling interest in WQHT-FM and WBLS-FM in New York, each as described more fully in Note 1 to our condensed consolidated financial statements for the nine-months ended November 30, 2019 as filed on Form 10-Q on January 9, 2020.  The operating results for these entities were reflected as discontinued operations in our historical results for the nine-month period ended November 30, 2019, so no adjustment is needed in the unaudited pro forma condensed combined statement of operations for that period, other than the elimination of noncontrolling interest attributable to the Austin Partnership.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of November 30, 2019

	Registrant	Acquiree	Pro Forma Adjustments	Notes	Pro Forma
	(Dollars in thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$111,345	$2,497	$(79,772)	(A)	$34,070
Restricted cash	1,622	—	—		1,622
Accounts receivable, net	5,599	5,905	(1,922)	(B)	9,582
Inventory	—	2,646	(359)	(B)	2,287
Prepaid expenses	1,845	702	(586)	(B)	1,961
Other current assets	10,350	—	—		10,350
Total current assets	130,761	11,750	(82,639)		59,872
PROPERTY AND EQUIPMENT, NET	15,265	740	(669)	(B)	15,336
INTANGIBLE ASSETS AND GOODWILL, NET	68,540	—	69,736	(B)	138,276
OTHER ASSETS:
Deferred tax assets	—	—	—		—
Operating lease right of use assets	8,634	—	—		8,634
Equity method investment - MediaCo Class A Common Stock	5,485	—	—		5,485
Deposits and other	12,822	—	—		12,822
Total other assets	26,941	—	—		26,941
Total assets	$241,507	$12,490	$(13,572)		$240,425

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,637	$3,192	$(1,192)	(B)	$6,637
Current portion of long-term debt	7,830	—	—		7,830
Accrued salaries and commissions	7,812	—	—		7,812
Deferred revenue	2,639	646	(646)	(B)	2,639
Income taxes payable	15,657	—	—		15,657
Operating lease liabilities	842	—	—		842
Other	1,868	5,403	(5,403)	(C)	1,868
Total current liabilities	41,285	9,241	(7,241)		43,285
LONG-TERM DEBT, NET OF CURRENT	55,662	—	—		55,662
OPERATING LEASE LIABILITIES, NET OF CURRENT	9,372	—	—		9,372
DEFERRED INCOME TAXES	18,263	—	—		18,263
OTHER NONCURRENT LIABILITIES	2,328	—	—		2,328
Total liabilities	126,910	9,241	(7,241)		128,910
COMMITMENTS AND CONTINGENCIES
EQUITY:
Net parent investment	—	3,249	(3,249)	(D)	—
Class A common stock, $.01 par value; authorized 42,500,000 shares; issued and outstanding 11,809,291 shares at February 28, 2019 and 12,060,388 shares at November 30, 2019	121	—	—		121
Class B common stock, $.01 par value; authorized 7,500,000 shares; issued and outstanding 1,242,366 at February 28, 2019 and November 30, 2019	12	—	—		12
Additional paid-in capital	597,439	—	—		597,439
Accumulated deficit	(462,492)	—	(3,082)	(E)	(465,574)
Total shareholders' equity	135,080	3,249	(6,331)		131,998
NONCONTROLLING INTERESTS	(20,483)	—	—		(20,483)
Total equity	114,597	3,249	(6,331)		111,515
Total liabilities and equity	$241,507	$12,490	$(13,572)		$240,425

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended February 28, 2019

	Registrant	Registrant Dispositions	Notes	Acquiree	Pro Forma Adjustments	Notes	Pro Forma
	(In thousands, except per share data)
NET REVENUES	$114,131	$(74,240)	(F)	$23,676	—		$63,567
COST OF GOODS SOLD	—	—		9,836	—		9,836
GROSS PROFIT	114,131	(74,240)		13,840	—		53,731
OPERATING EXPENSES:
Operating expenses excluding depreciation and amortization expense	91,033	(51,721)	(F)	7,874	—		47,186
Corporate expenses excluding depreciation and amortization expense	10,313	—		—	—		10,313
Impairment loss on intangible assets	343	—		—	—		343
Depreciation and amortization	3,213	(1,822)	(F)	68	4,713	(I)	6,172
Gain on sale of radio and publishing assets, net of disposition costs	(31,817)	—		—	—		(31,817)
Loss on disposal of assets	57	—		—	—		57
Total operating expenses	73,142	(53,543)		7,942	4,713		32,254
OPERATING INCOME	40,989	(20,697)		5,898	(4,713)		21,477
OTHER INCOME (EXPENSE)	(640)	—		18	—		(622)
INTEREST EXPENSE	(8,103)	951	(G)	—	—		(7,152)
INCOME BEFORE INCOME TAXES	32,246	(19,746)		5,916	(4,713)		13,703
PROVISION (BENEFIT) FOR INCOME TAXES	6,167	(2,615)	(H)	41	(1,320)	(J)	2,273
INCOME FROM CONTINUING OPERATIONS	26,079	(17,131)		5,875	(3,393)		11,430
NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,727	(4,976)	(F)	—	—		(2,249)
NET INCOME ATTRIBUTABLE TO THE COMPANY	$23,352	$(12,155)		$5,875	$(3,393)		$13,679
Basic net income per share	$1.85						$1.09
Diluted net income per share	$1.74						$1.02
Basic weighted average shares outstanding	12,606						12,606
Diluted weighted average shares outstanding	13,448						13,448

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended November 30, 2019

	Registrant	Acquiree	Pro Forma Adjustments	Notes	Pro Forma
	(In thousands, except per share data)
NET REVENUES	$29,266	$17,011	—		$46,277
COST OF GOODS SOLD	—	7,755	—		7,755
GROSS PROFIT	29,266	9,256	—		38,522
OPERATING EXPENSES:
Operating expenses excluding depreciation and amortization expense	23,667	6,220	—		29,887
Corporate expenses excluding depreciation and amortization expense	15,211	—	—		15,211
Impairment loss	4,022	—	—		4,022
Depreciation and amortization	866	55	3,531	(I)	4,452
Loss on sale of assets, net of disposition costs	31	—	—		31
Gain on legal matter	(2,153)	—	—		(2,153)
Total operating expenses	41,644	6,275	3,531		51,450
OPERATING INCOME (LOSS)	(12,378)	2,981	(3,531)		(12,928)
OTHER EXPENSE	(363)	—	—		(363)
INTEREST EXPENSE	(3,040)	—	—		(3,040)
INCOME (LOSS) BEFORE INCOME TAXES	(15,781)	2,981	(3,531)		(16,331)
BENEFIT FOR INCOME TAXES	(1,533)	—	(989)	(J)	(2,522)
(LOSS) INCOME FROM CONTINUING OPERATIONS	(14,248)	2,981	(2,542)		(13,809)
NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,557	—	(3,047)	(F)	(1,490)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(15,805)	$2,981	$505		$(12,319)
Basic net income per share	$(1.23)				$(0.96)
Diluted net income per share	$(1.23)				$(0.96)
Basic weighted average shares outstanding	12,846				12,846
Diluted weighted average shares outstanding	12,846				12,846

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair market value of the assets and liabilities acquired in the Lencore Transaction. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in thousands).

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. The final purchase price will be completed when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary calculation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names, customer relationships, and goodwill and (3) other changes to assets and liabilities.

Cash consideration	$75,100
Preliminary working capital adjustment	(907)
Total Consideration	$74,193

Accounts receivable	$3,983
Inventory	2,287
Prepaid expenses	116
Property, plant and equipment	71
Goodwill	40,286
Intangibles	29,450
Assets Acquired	$76,193

Accounts payable	$1,934
Accrued expenses and other current liabilities	66
Liabilities Assumed	$2,000

Net Assets Acquired	$74,193

(A)	Pro forma adjustments include the following as a result of the Lencore Transaction:

Distribution of purchase price	$(75,100)
Distribution for estimated transaction fees and expenses	(3,082)
Lencore historical cash balance not included in purchase price	(2,497)
Preliminary working capital adjustment	907
Total pro forma adjustment	$(79,772)

(B)	Reflects the impact of the preliminary purchase price allocation as of the acquisition date as shown in Note 1.

(C)	Principally consists of sales and use tax liabilities and state tax liabilities not assumed by Emmis in the Lencore Transaction.

(D)	Represents the reclassification of parent net investment to additional paid-in capital at the closing of the Lencore Transaction.

(E)	Represents the adjustments to additional paid-in capital and retained earnings resulting from the Lencore Transaction, calculated as follows:

Distribution of purchase price	$(74,193)
Distribution for estimated transaction fees and expenses	(3,082)
Distribution of assets and liabilities retained by seller in Lencore Transaction, net (i)	2,906
Purchase price allocation of assets and liabilities acquired in Lencore Transaction (ii)	68,038
Reclassification of NPI to APIC	3,249
Total pro forma adjustment	$(3,082)

(i)	Cash retained by seller, net of liabilities retained by seller, principally consisting of sales and use tax liabilities and state tax liabilities.
(ii)	Reflects the estimated net impact of the purchase price allocation of the Lencore Transaction as shown in Note 1.

(F)

Eliminate historical results of the Austin Partnership and WQHT-FM and WBLS-FM in New York. These entities were sold in the quarter ended November 30, 2019, as described more fully in Note 1 to our condensed consolidated financial statements for the nine-months ended November 30, 2019, as filed on Form 10-Q on January 9, 2020.

(G)

A portion of Emmis’ debt was required to be repaid with proceeds of these transactions.  In accordance with ASC 205-20-45-6, Emmis has allocated interest on the debt required to be repaid as a result of these disposal transactions to the results of these entities.

(H)	An allocation of Emmis’ consolidated provision or benefit for income taxes is applied to continuing operations and discontinued operations using the with and without methodology.

(I)	Reflects the adjustment to depreciation and amortization based on preliminary fair values and useful lives as follows:

Asset	Preliminary Fair Value	Estimated Useful Life (Years)
Customer Relationships	$24,300	6
Developed Technologies	2,800	6
Trade Name	2,200	10
Non-compete Agreement	150	5
Fixed Assets	71	5
Pro forma adjustment to depreciation and amortization expense	$29,521

The fair value and useful lives calculations are preliminary and subject to change after the Company finalizes its review of the tangible and intangible assets acquired. The following table summarizes the changes in the estimated depreciation and amortization expense.

	Nine Months September 30, 2019	Twelve Months February 28, 2019
Estimated depreciation and amortization expense	$3,586	$4,781
Historical depreciation and amortization expense	(55)	(68)
Pro forma adjustment to depreciation and amortization expense	3,531	4,713

(J)

Reflects the impact of the pro forma adjustments on income tax calculated using our statutory tax rate of 28% for all period presented.  This represents our U.S. statutory rate during these periods, which differs from our effective rate and does not include the impact of valuation allowances.